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                                                                    EXHIBIT 10.3


                              CONSULTANT AGREEMENT



      THIS CONSULTANT AGREEMENT (the "Agreement"), made as of the 5th day of January, 1999, is entered into by PictureTel Corporation a duly organized Delaware Corporation with its principal place of business at 100 Minuteman Road, Andover, Massachusetts 01810 (the "Company") and Enzo Torresi, 211 Tourney Loop, Los Gatos, CA 95032 (the "Consultant").

      WHEREAS, the Company is engaged in the design, development, manufacture, marketing, sale and service of advanced video collaboration solutions worldwide; and

      WHEREAS, Consultant possesses extensive executive management experience in the development of high technology businesses producing low cost (hardware and software) products with high volume distribution worldwide; and

      WHEREAS, the Company is desirous of engaging the Consultant to oversee the development of a business which will provide the company with low cost video collaboration products and high volume distribution; and

      WHEREAS, Consultant is willing to perform such work for the Company.

      NOW, THEREFORE, in consideration of the mutual convenants herein contained, the parties hereto agree as follows:

1.   TERM OF AGREEMENT
     -----------------

     This Agreement shall be in force for a period of three (3) months commencing January 1, 1999 and continuing through March 31,1999 (the "Consulting Period"). The Consulting Period shall be subject to extension by mutual written consent thirty (30) calendar days prior to the end of the Consulting Period (the "Extended Consulting Period"), or / unless the Agreement is terminated in accordance with Section 6. hereof.

2.   STATEMENT OF WORK
     -----------------

     Consultant shall perform such work as is necessary to develop and produce a business plan to assist the Company establish a "SOHO" retail business complete with products and distribution strategy, and provide such other ancillary services as may be mutually agreed from time to time (the "Consulting Services").

3.   CONSULTING FEES & EXPENSES
     --------------------------

     The Company agrees to pay the Consultant a fee of $2,000 per day for not less than five (5) days nor more than ten (10) days of Consulting Services in each month of the Consulting Period (the "Consulting Fee"). The Consulting Fee shall be promptly paid at the end of each month of the Consulting Period upon the Consultant's submission of an invoice for the Consulting Services provided during that month.

     During any Extended Consulting Period, the Company agrees to deliver to the Consultant, in lieu of the cash Consulting Fee above, 600 shares of the Company's Common Stock per day for not less than five (5) days nor more than ten
(10) days of Consulting Services in each month of the Extended Consulting Period upon the Consultant's submission of an invoice for the Consulting Services provided during that month.

     The Company agrees to reimburse the Consultant for all actual and reasonable travel, living and other expenses incurred during the performance of the Consulting Services. For purposes of determining such expenses, Mountain View, California shall be established as the site from which the Consulting Services shall be performed (actual office location to be determined). Payment shall be made promptly upon submission of the appropriate receipts for any incurred expenses.


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4.   EMPLOYMENT RELATIONSHIP
     -----------------------

     The Company does not intend to establish an Employee / Employer relationship by the execution of this Agreement. The sole relationship between the Consultant and the Company shall be as an independent contractor. As such, Consultant shall not be eligible to participate in any employee benefit programs of the Company nor shall the Company make any federal or state income tax withholdings. It shall be the Consultant's sole responsibility for any income tax liabilities.

5.   PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT
     ------------------------------------------------

     Consultant agrees to sign the PictureTel Proprietary Information and Inventions Agreement, a copy of which is attached. The signed copy will be annexed to and become part of this Agreement.

6.   TERMINATION
     -----------

     The Company or Consultant may terminate this Agreement without cause, at any time, upon either party giving a thirty (30) calendar day written notice of termination. If the Consultant gives the termination notice, the Consultant shall immediately cease to incur expenses under this Agreement and the Company shall have no further obligation to pay Consulting Fees after the termination date. If the Company gives the termination notice, the Consultant shall immediately cease to incur expenses under this Agreement and Consultant shall be paid Consulting Fees for the minimum consulting days remaining in the Consulting Period.

7.   NOTICE
     ------

     Any notice required to be given under the terms of this Agreement shall be in writing, and sent by registered or certified mail, postage prepaid, return receipt requested, to the respective addresses stated herein.

8.   COMPLETE AGREEMENT
     ------------------

     This Agreement supersedes all prior agreements and understandings between the parties and may not be changed unless mutually agreed upon in writing by both parties.

9.   ASSIGNMENT
     ----------

     This Agreement is personal to the Consultant who shall not assign this Agreement or any interest therein, without prior written consent of the Company.

10.  GOVERNING LAW
     -------------

     The laws of the Commonwealth of Massachusetts shall govern this Agreement.

11.  ENFORCEABILITY
     --------------

     In the event any provision of this Agreement is found to be legally unenforceable by a court of competent jurisdiction, such unenforceability shall not prevent enforcement of any other provision of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first written above.



-------------------------------                     ----------------------------
Enzo Torresi                                        Bruce Bond
Consultant                                          Chairman, President and
                                                    Chief Executive Officer